Contract for Funds to HEMPAMERICANA, INC.

The following agreement is made between Salvador Rosillo and HempAmericana, Inc.

I, Salvador Rosillo, state my intention to loan funds to the company HempAmericana, Inc. However, I can not guarantee that any funds will be loaned, as my future financial situation may make such an agreement unfeasible. This should not be taken as a guarantee of future funds in any amount, and should merely be taken as a statement of my future intentions.

Signature: /s/ Salvador Rosillo

Name: Salvador Rosillo

President & CEO

Date: May 12, 2014